UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 3, 2008

NAVISTAR  INTERNATIONAL  CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01	OTHER EVENTS

    Today, Navistar International Corporation (the “company”) announced a share repurchase program as authorized by its Board of Directors to acquire in the open market or in any private transaction commencing Monday, July 7, 2008 and expiring Tuesday, July 7, 2009, and in accordance with applicable laws, rules and regulations, up to $36 million worth of company common stock.

    Navistar International Corporation (NYSE: NAV), a Fortune 500 global company with roots stemming back more than 175 years, produces International® brand commercial and military trucks, MaxxForce™ brand diesel engines, IC brand school and commercial buses, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine parts and service. Another affiliate offers financing services. Additional information is available at www.navistar.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: July 3, 2008	/s/ Terry M. Endsley
Terry M. Endsley Executive Vice President and Chief Financial Officer